As filed with the Securities and Exchange Commission on August 20, 2002

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                            SOUTH JERSEY GAS COMPANY
             (Exact name of registrant as specified in its charter)

       New Jersey                                              21-0398330
------------------------                                 ---------------------
(State of incorporation)                                    (I.R.S. Employer
                                                         Identification Number)

                         1 South Jersey Plaza, Route 54
                            Folsom, New Jersey 08037
                                 (609) 561-9000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                Richard H. Walker
                            South Jersey Gas Company
                         1 South Jersey Plaza, Route 54
                            Folsom, New Jersey 08037
                                 (609) 561-9000
        ----------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          Copies of communications to:

Richard J. Busis, Esquire                            Jonathan A. Koff, Esquire
Cozen O'Connor                                       Chapman and Cutler
1900 Market Street                                   111 West Monroe
Philadelphia, Pennsylvania 19103                     Chicago, Illinois 60603
(215) 665-2000                                       (312) 845-3000


                                    - page -


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement, as determined by the registrant.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class     Proposed Maximum Aggregate      Amount of Registration
  to be Registered           Offering Price (1)                  Fee(1)
--------------------     --------------------------      ----------------------

Debt Securities.....            $150,000,000                    $13,800


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                    - page -



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to Completion, dated August 20, 2002



                                  $150,000,000

                            South Jersey Gas Company

                           Medium Term Notes, Series B



                  --------------------------------------------



         We may sell from time to time medium term notes with an aggregate offering price of up to $150,000,000. All of the notes issued under this prospectus will be secured by first mortgage bonds issued under our Indenture of First Mortgage. We will provide specific terms of these medium term notes in supplements to this prospectus.

         You should read this prospectus and any prospectus supplement carefully before you invest.



                  --------------------------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  --------------------------------------------





                     This prospectus is dated _______, 2002.

You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these medium term notes in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents.



                                TABLE OF CONTENTS

     About this Prospectus..............................................3
     Where You Can Find More Information................................3
     Incorporation of Certain Documents by Reference....................3
     Special Note Regarding Forward-Looking Statements..................4
     South Jersey Gas...................................................6
     Use of Proceeds....................................................6
     Ratio of Earnings to Fixed Charges.................................6
     Description of Debt Securities.....................................7
     Description of Note Indenture......................................8
     Description of the Pledged Bonds...................................21
     Plan of Distribution...............................................31
     Legal Matters......................................................32
     Experts............................................................33

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, DC 20549 or at its regional offices located at Citicorp Center, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604 and at 233 Broadway, New York, New York 10279. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public through the Internet on the Commission's web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" some information into this document, which means that we can disclose important information to you by referring you to another document we have filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth under "Incorporation of Certain Documents by Reference" that we have previously filed with the Commission. These documents contain important information about us and our financial condition.

         We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and the debt securities. A copy of the registration statement, including exhibits, may be read and copied from the places listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference:

         1.  Our Annual Report on Form 10-K for the year ended
             December 31, 2001.

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         3.  Our Quarterly Report on Form 10-Q for the quarter ended
             June 30, 2002.

         In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of the filing of such documents.

         The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will modify or supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus does not contain all the information contained in the registration statement and its exhibits which we have filed with the Commission under the Securities Act with respect to the debt securities offered hereby and to which reference is hereby made. We will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any document incorporated by reference in this prospectus or in the registration statement, other than exhibits to such documents. Requests should be made to Richard H. Walker, Corporate Secretary, South Jersey Gas Company, 1 South Jersey Plaza, Route 54, Folsom, New Jersey 08037, telephone: (609) 561-9000.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such statements may be preceded by, followed by or include words such as "anticipate," "believe," "expect," "intend," "estimate" or similar expressions. These forward-looking statements are made based upon management's expectations and beliefs concerning future events impacting South Jersey Gas and involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. In making forward-looking statements, we assume no duty to update these statements should expectations change or actual results and events differ from current expectations.

         A number of factors could cause our actual results to differ materially from those anticipated, including, but not limited to, the following:

         *  weather conditions in our marketing areas;

         *  changes in commodity costs;

         *  regulatory and court decisions;

         *  competition in our utility activities;

         *  the availability and cost of capital;

         * costs and effects of legal proceedings and environmental liabilities;

         * the failure of our customers or suppliers to fulfill their contractual obligations; and

         *  changes in business strategies.

                                SOUTH JERSEY GAS

         South Jersey Gas Company is a regulated New Jersey public utility and is the principal subsidiary of South Jersey Industries, Inc. We are a gas distribution utility that supplies natural gas to residential, commercial and industrial customers in the southern part of New Jersey. We also make off-system sales of natural gas on a wholesale basis to various customers on the interstate pipeline system and transport natural gas purchased by some of our customers directly from producers or suppliers. In addition, we service appliances through the sale of appliance warranty programs as well as on a time and materials basis.

         At June 30, 2002, we served approximately 292,000 residential, commercial and industrial customers throughout 112 municipalities in Atlantic, Cape May, Cumberland, and Salem Counties and portions of Burlington, Camden and Gloucester Counties. Our service territory covers approximately 2,500 square miles and has an estimated permanent population of 1.2 million. Gas sales, transportation and capacity release for fiscal year 2001 amounted to 108,935 MMcf (thousand cubic feet), of which approximately 48,786 MMcf was firm sales and transportation, 2,845 MMcf was interruptible sales and transportation and 57,304 MMcf was off-system sales and capacity release. For fiscal 2001, the breakdown of firm sales consisted of 35.6% residential, 15.5% commercial, 3.1% cogeneration and electric generation, 0.5% industrial and 45.3% transportation. We are regulated as to rates and other matters by the New Jersey Board of Public Utilities.

         Our executive offices are located at 1 South Jersey Plaza, Route 54, Folsom, New Jersey 08037, and our telephone number is (609) 561-9000.

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used by us to retire short-term and long-term debt and to fund capital expenditure requirements. At June 30, 2002, we had $102.9 million of short-term debt outstanding with a weighted-average interest cost of 2.63%, with maturities not exceeding forty-five days.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                                  Twelve Months
                                                                    Ended June
                                  Year Ended December 31,            June 30,
                          ------------------------------------    -------------
                          1997    1998    1999    2000    2001        2002
                          ----    ----    ----    ----    ----        ----
Ratio of earnings to
 fixed charges            2.6x    2.2x    2.5x    2.6x    2.6x        2.7x

         The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income, to which has been added fixed charges and taxes based on our income. Fixed charges consist of interest charges and preferred securities dividend requirements and an interest factor in rentals.

                         DESCRIPTION OF DEBT SECURITIES

         This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

         We intend to offer and sell from time to time our secured debt securities (the Notes), in an aggregate principal amount up to $150,000,000 and having maturities ranging from one year to 40 years from their respective dates of issue. The Notes will be issued only in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, interest on each Note will be payable semiannually in arrears on May 1 and November 1. The purchase price, aggregate principal amount, interest rate, stated maturity date, optional redemption provisions and any other material terms of each issue of Notes not described in this prospectus will be set forth in an accompanying prospectus supplement.

         The Notes will be issued under an indenture of trust dated as of October 1, 1998, as supplemented on June 29, 2000, July 5, 2000 and July 9, 2001 (the Note Indenture), between us and The Bank of New York, as the Note Trustee. The material provisions of the Note Indenture are described below under the caption "Description of Note Indenture." A series of first mortgage bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes, Series B" (the Pledged Bonds) will be issued under the Indenture of First Mortgage, dated October 1, 1947, as supplemented and amended by supplemental indentures, including a new Twenty-Third Supplemental Indenture (the New Supplement) (such Indenture of First Mortgage, as amended and supplemented, is referred to as the Mortgage), from us to The Bank of New York, as successor trustee (the Mortgage Trustee). The Pledged Bonds to be issued under the Mortgage are described below under the caption "Description of the Pledged Bonds." All first mortgage bonds issued or issuable under the Mortgage are hereinafter sometime called Bonds.

         Prior to the Substitution Date, the Notes will be secured by the Pledged Bonds in an aggregate principal amount equal to the principal amount of Notes issued. The "Substitution Date" will be the date that all of our first mortgage bonds issued and outstanding under the Mortgage, other than the first mortgage bonds pledged and delivered by us to the Note Trustee under the
Note Indenture, have been retired through payment, redemption or otherwise (including those first mortgage bonds deemed to be paid within the meaning of the Mortgage) at, before or after the maturity thereof. On the Substitution Date, the Note Trustee shall deliver to us for cancellation the Pledged Bonds, and we will cause the Note Trustee to provide notice to all holders of Notes of the occurrence of the Substitution Date. As a result, on the Substitution Date, the Pledged Bonds will cease to secure the Notes, and, at our option, the Notes either will become our unsecured general obligations or will be secured by Substituted Pledged Bonds (as defined below).

         The Pledged Bonds will be pledged to the Note Trustee in accordance with the provisions of the Note Indenture. Prior to the Substitution Date, the principal amount of the Pledged Bonds deemed outstanding will at all times be equal to the outstanding principal amount of the Notes then outstanding. The Pledged Bonds will be deemed to bear interest corresponding to the required payments of interest in respect of the Notes. Payments of principal and interest in respect of the Notes will constitute payments on the Pledged Bonds. The Pledged Bonds constitute a separate series of our first mortgage bonds, all of which are secured by a lien on substantially all of the property owned by us. See "Description of the Pledged Bonds." On the Substitution Date, the Pledged Bonds will cease to secure the Notes, and, at our option, the Notes either will become our unsecured general obligations or will be secured by first mortgage bonds issued (the Substituted Pledged Bonds) under a new mortgage indenture (a Substituted Mortgage). See "Description of Note Indenture--General."

         Each Note will be represented by a global note registered in the name of The Depository Trust Company, as depository (DTC or the Depository), or its nominee, unless otherwise specified in the applicable prospectus supplement. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Global notes will not be issuable in certificated form except under the limited circumstances described herein. See "Book-Entry System."

         There is no requirement under either the Note Indenture or the Mortgage that future issues of debt securities of South Jersey Gas be issued under the
Note Indenture or the Mortgage, and, subject to certain restrictions following the Substitution Date which are described in "Description of Note Indenture--Limitations on Liens," we will be free to use other indentures or documentation, containing provisions different from those included in the Indenture and the Mortgage, in connection with future issues of such other debt securities.

         The Notes will be offered on a continuing basis by us through one or more agents that have been selected by us, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. We also may sell Notes to an agent, as principal, for resale to one or more investors or other purchasers. The Notes will not be listed on any securities exchange, and there can be no assurance that any Notes will be sold or that there will be a secondary market for the Notes. We reserve the right to withdraw, suspend, cancel or modify the offer made hereby without notice. We or an agent, if it solicits such offer, may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution."

         Our timely payment of the regularly scheduled principal and interest on an issuance of Notes may be insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation. If we choose to have an issuance of Notes so insured, the prospectus supplement relating to that issuance will so indicate. See "Description of Note Indenture--Insured Notes."


                          DESCRIPTION OF NOTE INDENTURE

         The following summaries of certain provisions of the Note Indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Note Indenture, which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. References to Section numbers under this caption are references to the Section numbers of the Note Indenture.

General

         The Note Indenture provides that notes may be issued thereunder in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Notes will set forth the specific terms of such Notes as well as any variation in the terms and provisions of such Notes from those described in this prospectus.

         Until the Substitution Date, the Notes will be secured by the Pledged Bonds issued and delivered by us to the Note Trustee. See "Description of the Pledged Bonds." On the Substitution Date, the Note Trustee shall deliver to us for cancellation the Pledged Bonds, and we will cause the Note Trustee to provide notice to all holders of Notes of the occurrence of the Substitution Date. As a result, on the Substitution Date, the Pledged Bonds will cease to secure the Notes, and, at our option, the Notes either will become our unsecured general obligations or will be secured by Substituted Pledged Bonds. (Section 4.10)

Registration, Transfer and Exchange

         With the exception of Notes issued in the form of global notes, Notes of any issue will be exchangeable for one or more Notes of the same series and issue of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.6)

         Unless otherwise indicated in the applicable prospectus supplement, Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the Note Trustee maintained for such purpose with respect to any issue of Notes and referred to in the applicable prospectus supplement without service charge but upon the payment of any taxes and other governmental charges as described in the Note Indenture. Such transfer or exchange will be effected upon the satisfaction of certain requirements relating to documentation of title and indemnification. (Section 2.6)

         In the event of any redemption of Notes, the Note Trustee will not be required to exchange or register a transfer of any Notes selected, called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6) See "Book-Entry System."

Certificated Notes

         Each Note will be represented by a global note registered in the name of the Depository or its nominee unless otherwise specified in the applicable prospectus supplement. The Notes represented by the global note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of $1,000 and integral multiples thereof if:

         * the Depository notifies the Company that it is unwilling or unable to continue as depositary for the global note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act; or

         * we, in our discretion, at any time determine not to have all of the Notes represented by the global note.

Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the global note is not exchangeable except for a global note of the same aggregate denomination to be registered in the name of the Depository or its nominee. (Section 2.13)

Payment and Paying Agents

         Principal of and interest on Notes issued in the form of global notes will be paid in the manner described below under the caption "Book-Entry System." Unless otherwise indicated in the applicable prospectus supplement, interest on Notes that are in the form of certificated securities will be paid by wire transfer of clearinghouse or similar next day funds or by check mailed to the person entitled thereto at such person's address as it appears in the register for the Notes maintained by the Note Trustee. However, a holder of notes of one or more series under the Note Indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to request to receive payments of interest on such series by wire transfer of immediately available funds to a bank located within the continental United States if an appropriate request including wire transfer instructions has been received by the Note Trustee on or prior to the applicable regular record date in accordance with the Note Indenture. Unless otherwise indicated in the applicable prospectus supplement, the principal of and interest at maturity on notes in the form of certificated notes will be payable at maturity in immediately available funds at the office of the Note Trustee upon proper presentment and surrender thereof. (Section 2.12)

         All moneys paid by us to a paying agent for the payment of principal of or interest on any Note which remain unclaimed at the end of one year after such principal or interest shall have become due and payable will be repaid to us and the holder of such Note will thereafter look only to us for payment thereof. (Section 5.4)

Insured Notes

         The Note Indenture provides that we may issue notes which are subject to a financial guaranty insurance policy issued by Ambac Assurance Corporation which insures payment when due of the principal and interest on such notes.

Notwithstanding any other provision of the Note Indenture, in the event we issue insured notes, so long as Ambac is not in default under the policy, it shall be entitled to control and direct the enforcement of all rights and remedies with respect to such notes. No amendment to the Note Indenture which requires noteholder consent or which affects the rights of Ambac may be made without the prior written consent of Ambac.

Limitations on Liens

         Following the Substitution Date, we shall cause the Mortgage to be terminated, and we shall not issue any additional bonds under the Mortgage. In addition, following the Substitution Date, except as described below and unless Substituted Pledged Bonds are issued to secure notes issued under the Note Indenture, we may not create, assume or incur any mortgage, pledge, lien or security interest (collectively referred to in this context as "mortgages") upon any real property interest or other depreciable asset which is used in our gas utility business, whether owned at the Substitution Date or thereafter acquired, to secure any indebtedness for money borrowed other than indebtedness with maturities of twelve months or less (Debt) of South Jersey Gas or any other person (other than the Notes), without effectively securing all notes (other than such notes, if any, which shall by their terms be expressly excluded from such provision) equally and ratably with such Debt; provided, however, that this restriction will not apply to:


         * any mortgage upon property existing at the time of acquisition thereof, including acquisition by means of merger or consolidation (but excluding any extension thereof or addition thereto unless the terms of the mortgage as of the date of acquisition of such property provide that such mortgage shall be secured by such extensions or additions);

         * any mortgage to secure the payment of all or part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or part of the purchase price of such property;

         *  any mortgage existing as of the Substitution Date;

         *  any Permitted Encumbrance, as defined below; and

         * any extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements), in whole or in part, of any mortgage referred to above; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt (plus any premium or fee payable in connection with such extension, refinancing, renewal or replacement) so secured at the time of such extension, refinancing, renewal or replacement; and provided, further, that such mortgage shall be limited to all or such part of the property which was subject to the mortgage so extended, refinanced, renewed or replaced (plus improvements on such property).

         Notwithstanding the foregoing restriction, we may create, assume or incur any mortgage not excepted above without equally and ratably securing the notes if the aggregate amount of all Debt then outstanding and secured by such mortgage or any other mortgage not excepted above does not exceed 15% of our total consolidated capitalization as shown on the audited consolidated balance sheet contained in our latest annual report as filed with the Commission. For the purposes of this provision, any mortgage in favor of the United States or any state, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, or any mortgage securing industrial development, pollution control or similar revenue bonds, shall not be deemed to create a mortgage to secure any Debt. (Section 6.8)

         The term "Permitted Encumbrance" means:


         * liens for taxes, assessments or governmental charges or levies for the then current year and taxes, assessments or governmental charges or levies not then delinquent or which thereafter can be paid without penalty or are being contested in good faith; liens for worker's compensation awards and similar obligations not then delinquent or which thereafter can be paid without penalty or are being contested in good faith; liens imposed by law, such as carriers', warehousemen's, landlords', suppliers', mechanics', laborers', materialmen's and other similar liens not then delinquent or which are being contested in good faith;

         * liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which are insignificant in amount;

         * liens securing obligations not assumed by us and on account of which we have not customarily paid and do not expect to pay interest and existing upon real estate over or in respect of which we have a right of way or other easement or right for pipelines, rights of way, transmission, distribution or similar purposes; provided that the loss of all such easements would not materially adversely affect our operations;

         * any right which the United States or any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to recapture or to purchase, or designate a purchaser of or order the sale of, any of our property upon payment of reasonable compensation therefor, or upon reasonable compensation or conditions to terminate any franchise, license or other rights before the expiration date thereof or to regulate our property and business;

         * liens of judgments covered by insurance, or upon appeal or other proceeding for review, or not exceeding at any one time $10,000,000 in aggregate amount;

         * easements or reservations in respect of any of our property for the purpose of transmission or distribution lines or other rights-of-way, including overhead and underground transmission and distribution lines and pipelines, or similar purposes, zoning ordinances, regulations, reservations, survey exceptions, building restrictions, covenants, party wall agreements, conditions of records and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

         * liens on our property incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         * pledges or deposits by us under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which we are a party, or deposits to secure our public or statutory obligations, or deposits of cash or United States government bonds to secure surety or appeals bonds obtained in the ordinary course of business to which we are a party, or deposits as security for taxes (that shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith) or import duties incurred in the ordinary course of business, or deposits for the payment of rent or performance of other obligations under a lease, in each case incurred in the ordinary course of business;

         * rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, or governmental consent or permit, or by any provision of law, to acquire, purchase, or recapture at fair value, or to designate a purchaser of such property;

         * rights reserved to or vested in any municipality or public authority to use or control or regulate such property;

         * any obligations or duties, affecting such property, to any municipality or public authority with respect to any franchise, grant, license or permit;

         * exceptions or reservations therefrom of minerals, precious metals, gas, oil, petroleum, hydrocarbons, or any other substances, which exceptions or reservations exist at the time of our acquisition of the property and which do not materially and adversely affect the use made or proposed to be made by it of such property; or

         * liens existing on the Substitution Date not otherwise described above.


Redemption

         The prospectus supplement relating to each Note will indicate whether we have the right to redeem such Note prior to its stated maturity. If we have the right to redeem a Note, the prospectus supplement will state that such Note will be redeemable at our option in whole or in part on any date on or after the date specified in such prospectus supplement at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption.

         In addition, the Notes shall be subject to redemption upon payment of the principal amount thereof, either as a whole or in part, from time to time through the application of proceeds available under the Mortgage upon redemption of the Pledged Bonds from the condemnation of property subject to the lien of the Mortgage, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) of condemnation of such property together with accrued interest to the date fixed for redemption in accordance with the terms of the Mortgage. See "Description of the Pledged Bonds--Redemption." (Section 3)

         The Note Indenture allows us to issue Notes that are subject to redemption at the request of representatives of deceased noteholders under certain conditions (the RHO Notes). The Note Indenture provides that unless the RHO Notes have been declared due and payable prior to their maturity by reason of an event of default or unless the RHO Notes have been defeased, the representative of a deceased beneficial owner has the right to request redemption of RHO Notes prior to their maturity. RHO Notes are redeemable at 100% of the principal amount plus any accrued but unpaid interest of all or part of interest in integral multiples of $1,000 principal amount, subject to any limitations that will be set forth in the applicable prospectus supplement.

         In the case of any redemption request which is presented on behalf of a deceased beneficial owner and which has not been fulfilled at the time we give notice of our election to partially redeem RHO Notes, the interests in the RHO Notes which are the subject of such redemption request shall not be eligible for redemption pursuant to our option to redeem but shall remain subject to redemption pursuant to such redemption request.

Events of Default

         Each of the following constitutes an event of default under the Note
Indenture:

         * default in the payment of interest on any note issued under the Note Indenture when due which continues for 30 days;

         * default in the payment of principal or premium, if any, on any note issued under the Note Indenture when due and payable which continues for five days;

         * our default in the performance or breach of any other covenant or agreement in the Note Indenture or any note issued under the Note Indenture which continues for 90 days after written notice to us as provided in the Note Indenture;

         * prior to the Substitution Date, the occurrence of a default under the Mortgage, of which default the Mortgage Trustee or the holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture have given written notice to the Note Trustee;

         * if any Substituted Pledged Bonds are outstanding, the occurrence of a default under the Substituted Mortgage, of which default the trustee under such Substituted Mortgage or the holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture have given written notice to the Note Trustee; and

         * certain events of bankruptcy, insolvency or reorganization of South Jersey Gas. (Section 8.1)

         If an event of default, other than one relating to an event of default under the Mortgage or the Substituted Mortgage, as applicable, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding notes issued under the Note Indenture of such series may declare the principal amount of all notes of such series to be due and payable immediately. At any time after an acceleration of the notes of such series has been declared but before a judgment or decree for the immediate payment of the principal amount of such notes has been obtained and so long as all of our Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an event of default relating to an event of default under the Mortgage or the Substituted Mortgage and the acceleration of the principal of the first mortgage bonds issued under either the Mortgage or the Substituted Mortgage in accordance with the Mortgage or the Substituted Mortgage, as applicable, occurs (see "Description of the Pledged Bonds--Defaults and Notice Thereof"), the principal of all of the outstanding notes issued under the Note Indenture, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the registered holders of any notes; provided, however, that a rescission and annulment of the declaration that our first mortgage bonds outstanding under the Mortgage or the Substituted Mortgage, as applicable, be due and payable prior to their stated maturities shall constitute a waiver of such event of default under the Note Indenture and of its consequences. (Section 8.1)

         The Note Indenture provides that the Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Note Indenture at the request or direction of any of the holders unless such holders have offered to the Note Trustee reasonable security or indemnity against the liabilities and costs which may be incurred by such exercise. (Section 9.2) The holders of a majority in principal amount of the outstanding notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or of exercising any trust or power conferred on the Note Trustee, with respect to the Notes. (Section 8.7) Each holder of a Note has the right to institute a proceeding with respect to the Note Indenture, but such right is subject to certain conditions precedent specified in the Note Indenture. (Section 8.4) The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to the Notes, is required to give the holders of the Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Notes, the Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.8) We are required to deliver to the Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are is in compliance with the conditions and covenants under the Note Indenture. (Section 6.6) We are required to notify the Note Trustee within five days of becoming aware of an event of default. (Section 6.7)

Modification

         Modification and amendment of the Note Indenture may be effected by us and the Note Trustee with the consent of the holders of a majority in principal amount of the outstanding notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

         *  change the maturity date of any Note;

         * reduce the rate or extend the time of payment of interest on any Note;

         *  reduce the principal amount of, or premium payable on, any Note;

         * change the coin or currency of any payment of principal of, or any premium or interest on, any Note; o change the date on which any Note may be redeemed; o adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Note;

         * impair the interest of the Note Trustee in the Pledged Bonds or Substituted Pledged Bonds held by it or reduce the principal amount of the Pledged Bonds (except as permitted on the Substitution Date) or Substituted Pledged Bonds securing the Notes to an amount less than the principal amount of the related series of Notes or alter the payment provisions of such Pledged Bonds or Substituted Pledged Bonds in a manner adverse to the holders of the Notes; or

         * modify the foregoing requirements or reduce the percentage of outstanding notes necessary to modify or amend the Note Indenture or to waive any past default to less than a majority.

         Modification and amendment of the Note Indenture may be effected by us and the Note Trustee without the consent of the holders:

         * to add to the covenants of South Jersey Gas for the benefit of the holders or to surrender a right conferred on us in the Note Indenture;

         *  to add further security for the Notes;

         * to make certain other modifications, generally of a ministerial or immaterial nature; or

         * to make certain other modifications which are not prejudicial to the interests of the holders of the Notes. (Sections 13.1 and 13.2)

Defeasance and Discharge

         The Note Indenture provides that we will be discharged from any and all obligations in respect to the Notes and the Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of holders of Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Note Indenture and the Notes. Thereafter, the holders of Notes must look only to such deposit for payment of the principal of and interest and any premium on the Notes.
(Section 5.1)

Consolidation, Merger and Sale or Disposition of Assets

         We will not consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all of the Notes and the performance of every covenant of the Note Indenture to be performed or observed by us, and:

         * if such transaction occurs prior to the Substitution Date, unless the successor or transferee corporation assumes our obligations under the Mortgage with respect to the Pledged Bonds; and

         * if such transaction occurs on or after the Substitution Date and if Substituted Pledged Bonds are outstanding, unless the successor or transferee corporation assumes our obligations under the Substituted Mortgage with respect to the Substituted Pledged Bonds.

         Upon any such consolidation, merger, sale, transfer or other disposition of all or substantially all of our assets, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and be substituted for, and may exercise every right and power of, South Jersey Gas under the Note Indenture with the same effect as if such successor corporation had been named as South Jersey Gas therein, and we will be released from all obligations under the Note Indenture. The Note Indenture defines all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically permits any such sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the Notes and without the assumption by the transferee of our obligations on the Notes and covenants contained in the Note Indenture. (Sections 12.1 and 12.2)

Voting of the Pledged Bonds Held by Note Trustee

         The Note Trustee, as a holder of the Pledged Bonds, may attend any meeting of bondholders under the Mortgage to which it receives due notice or, at its option, may deliver its proxy in connection therewith. Either at such meeting or where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or Bonds issued under the Mortgage is sought without a meeting (a "proposed action"), the Note Trustee will vote the Pledged Bonds held by it or will consent with respect thereto as described below. The Note Trustee may agree to any proposed action without the consent of or notice to holders of Notes of a series where such proposed action would not adversely affect the holders of the Notes of such series. In the event that the proposed action would adversely affect the holders of the Notes of a series, the Note Trustee shall not vote the Pledged Bonds that secured such series without notice to and the approval of holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding. (Section 4.3)

Resignation or Removal of Note Trustee

         The Note Trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect, and such resignation will take effect immediately upon the later of the appointment of a successor Note Trustee and such specified day. (Section 9.10)

         The Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding notes issued under the Note Indenture. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Note Trustee upon notice to the holder of each outstanding note issued under the Note Indenture and the Note Trustee, and appointment of a successor Note Trustee. (Section 9.10)

Book-Entry System

         Each Note will be represented by either a permanent global note registered in the name of, or a nominee of, the Depository or a certificate issued in definitive registered form, without coupons, as set forth in the applicable prospectus supplement. Each Note represented by a global note is referred to below as a "Book-Entry Note." Except as set forth below, Book-Entry Notes will not be issuable in certificated form. So long as the Depository or its nominee is the registered holder of any permanent global note, the Depository or its nominee will be considered the sole holder of the Book-Entry Notes or Notes represented by the applicable permanent global note for all purposes under the Note Indenture and the Notes.

         For a further description of the respective forms, denominations and transfer and exchange procedures for any such permanent global note and the Book-Entry Notes, refer to the following discussion and to the applicable prospectus supplement.

         Upon issuance, all Book-Entry Notes of like tenor and having the same date of issue will be represented by a single permanent global note. Each permanent global note representing Book-Entry Notes will be deposited with, or on behalf of, the Depository, as depositary, located in the Borough of Manhattan, the City of New York, and will be registered in the name of the

Depository or a nominee of the Depository. Currently, the Depository will accept the deposit of only permanent global notes denominated in U.S. dollars.

         Ownership of beneficial interests in a permanent global note representing Book-Entry Notes will be limited to institutions that have accounts with the Depository or its nominee (such institutions are referred to as participants) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such permanent global note. Ownership of beneficial interests in such a permanent global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global note.

         We have been advised by the Depository that upon the issuance of a permanent global note representing Book-Entry Notes, and upon the deposit of such permanent global note with the Depository, the Depository will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such permanent global note to the accounts of participants. The accounts to be credited shall be designated by the soliciting agent or, to the extent that the Book-Entry Notes are offered and sold directly, by us.

         Payment of principal of and any premium and interest on Book-Entry Notes represented by any permanent global note registered in the name of or held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the permanent global note representing such Book-Entry Notes. Neither South Jersey Gas, the trustee, nor any agent of the trustee, will have any responsibility or liability for any aspect of the Depository's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global note representing such Book-Entry Notes or for maintaining, supervising or reviewing any of the Depository's records or any participant's records relating to such beneficial ownership interests.

         We have been advised by the Depository that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global note, the Depository will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global note as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a permanent global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

         No permanent global note described above may be transferred except as a whole by the Depository for such permanent global note to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

         A permanent global note representing Book-Entry Notes is exchangeable for definitive notes registered in the name of, and a transfer of a permanent global note may be registered to, any person other than the Depository or its nominee, only if:

         * we are notified by the Depository that it is unwilling or unable to continue as depositary for such permanent global note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act; or

         * we, in our sole discretion, at any time determine not to have all of the Notes represented by the permanent global note.

Any permanent global note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such definitive notes shall be registered in the name or names of such person or persons as the Depository shall instruct the trustee. It is expected that such instructions may be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in such permanent global note.

         Except as provided above, owners of beneficial interests in such permanent global note will not be entitled to receive physical delivery of notes in definitive form and will not be considered the holders thereof for any purpose under the Note Indenture, and no permanent global note representing Book-Entry Notes shall be exchangeable, except for another permanent global note of like denomination and tenor to be registered in the name of the Depository or its nominee. Accordingly, each person owning a beneficial interest in such permanent global note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Note Indenture.

         The Note Indenture provides that the Depository, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Note Indenture. We understand that, under existing industry practices, in the event that we request any action of holders of notes or an owner of a beneficial interest in such permanent global note desires to give or take any action that a holder of a note is entitled to give or take under the Note Indenture, the Depository would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of the Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and South Jersey Gas and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

         The underwriters, dealers or agents of any Notes may be Direct Participants of DTC.

Concerning the Note Trustee

         The Bank of New York is the Note Trustee under the Note Indenture. The Note Trustee also acts as trustee for our Bonds. We also currently maintain other banking relationships with the Note Trustee in the ordinary course of business.

                        DESCRIPTION OF THE PLEDGED BONDS

General

         The Pledged Bonds are to be issued under and secured by the Mortgage and the New Supplement providing for the Pledged Bonds. The Pledged Bonds constitute the Twenty-First Series of our first mortgage bonds and are designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes, Series B." The New Supplement provides that we may issue Pledged Bonds in an aggregate principal amount not to exceed $150,000,000. However, the Mortgage limits the amount of new debt, such as the Notes, that can be ratably secured under the Mortgage. The limit is determined by a formula based on the value of certain property additions as provided in the Mortgage. As of the date of this Prospectus, the maximum principal amount of Pledged Bonds that can be issued (and, therefore, the maximum principal amount of Notes that can be secured under the Mortgage through Pledged Bonds) is approximately $99,746,000. We may issue from time to time one or more additional Pledged Bonds when so permitted under the Mortgage. Prior to the Substitution Date, we will not issue Notes in an amount greater than the outstanding Pledged Bonds.

         The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions, reference is made to the actual provisions of the Mortgage. A copy of the Mortgage, including the New Supplement, may be inspected at the office of the Mortgage Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286 or at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. References to articles and sections under this caption are reference to articles and sections of the Mortgage.

         The Pledged Bonds will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bonds will be transferable, and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage and the Note Indenture. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Pledged Bonds have not been registered under the Securities Act.

Interest, Maturity and Payment

         Interest on the Pledged Bonds shall accrue at the rate of 10% per annum computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on May 1 and November 1 of each year, payable initially on November 1, 2002, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

         In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bonds, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bonds in an amount corresponding to:

         * the principal amount of any of the Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation;

         * the amount of money held by the Note Trustee and available and designated for the payment of principal of and/or interest on the Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys; and

         * the amount by which principal of and interest due on the Pledged Bonds exceeds principal of and interest due on the Notes secured thereby. (Section 2.1, 23rd Supp.)

Lien and Security

         The Pledged Bonds are secured by the lien of the Mortgage equally and proportionately with all other Bonds. The Mortgage constitutes a first lien (subject to "excepted encumbrances" as defined in the Mortgage) on substantially all of our property and franchises now owned or hereafter acquired for the equal and ratable benefit of all Bonds now or hereafter outstanding under the Mortgage. The Mortgage excepts from its lien materials and supplies consumable in the operation of our business, merchandise and products acquired, manufactured, produced or held for sale in the usual course of business, motor vehicles, and cash, accounts receivable, stocks, bonds, notes, and securities which are neither specifically pledged with the Mortgage Trustee nor required by the Mortgage to be so pledged. (Granting Clause) There are certain conditions which must be complied with relating to the lien of the Mortgage in case of a merger, consolidation or sale of all the assets of South Jersey Gas. (Section 5)

Issuance of Additional Bonds

         Additional Bonds, ranking equally with all outstanding Bonds, may be issued under the Mortgage, without limit as to aggregate principal amount, upon compliance with Article III of the Mortgage and after obtaining the approval of the New Jersey Board of Public Utilities. The principal provisions for the issuance of additional Bonds are summarized below.

         Additional Bonds may be issued in principal amount not exceeding:

         * 60% of the cost or fair value (whichever is less) of property additions which consist of real and personal property constructed or acquired by us subject to the lien of the Mortgage and not previously utilized under the Mortgage as the basis for additional bonds or certain other purposes, located in the State of New Jersey, and used or useful by us in connection with our business, after deducting from such cost or fair value the excess, if any, of the cost of mortgaged property retired (as defined in the Mortgage) and certain amounts relating to depreciation of the mortgaged property which are calculated in the annual certificate for the replacement fund hereafter referred to; provided that:

                 - our net earnings (as defined in the Mortgage) for 12 consecutive months within the preceding 15 months shall have been at least two times the annual interest charges on all prior lien obligations and all Bonds to be outstanding after the authentication of those about to be authenticated; and

                 -    if such property additions are subject to a prior lien:
                      (x) 166 2/3% of the principal amount of the outstanding obligations secured by such prior lien shall be deducted from the cost or fair value of such property additions (unless such deduction has been made previously); and (y) if the deduction referred to in clause (x) has not previously been made, then the aggregate principal amount of all outstanding prior lien obligations upon all property additions used as the basis for authentication of Bonds, withdrawal of money, or release of property under the Mortgage or as a credit against a payment to any improvement or sinking fund for Bonds of a particular series, or the replacement fund hereinafter referred to, shall not exceed 10% of the principal amount of all Bonds to be outstanding after authentication of those about to be authenticated (Section 3.04);

         * the principal amount of other Bonds acquired, paid, retired, or with respect to which payment has been provided for, excluding, however, any such Bonds paid or retired by the operation of any sinking, replacement, purchase or other analogous fund or otherwise used as a credit against the obligations of South Jersey Gas, with certain specified exceptions; provided that if such Bonds were not theretofore bonafide issued and bear interest at a lower rate than the Bonds to be authenticated, the net earnings condition specified in the bullet point above must be complied with (Sections 3.04 and 3.06); and

         * the amount of money deposited with the Mortgage Trustee for that purpose. (Sections 3.03, 3.06 and 3.07)

         Money so deposited may be withdrawn by us upon the same conditions as would entitle us to obtain the authentication of Bonds of an equal principal amount under the first two bullet points above, except that if the net earnings condition specified in the first bullet point was complied with at the time of the deposit of such money and included all interest charges on prior lien obligations existing at the time of the requested withdrawal, it need not be again complied with upon the withdrawal thereof. Pending such withdrawal, such money may be invested by the Mortgage Trustee in obligations of the United States and the net proceeds of any sale thereof withdrawn as aforesaid. (Sections 3.08 and 3.09)

         If the additional Bonds are to be issued on the basis of property additions, the Mortgage requires the delivery to the Mortgage Trustee of a certificate of an engineer, appraiser or other expert as to the fair value of such additions to South Jersey Gas as of a specified date not more than three months before the application for the additional Bonds is filed with the Mortgage Trustee. If any of such additions were acquired from another gas utility, the Mortgage requires that the initial appraisal be performed by an engineer, appraiser or other expert who is independent of South Jersey Gas. (Section 3.04, as amended by 17th Supp.)

         Upon the earlier to occur of (a) the date as of which no Bonds remain outstanding that were part of a series of Bonds initially issued prior to the Nineteenth Series and (b) the date as of which a Supplemental Indenture is executed amending Section 3.06 of the Mortgage as adopted by the holders of at least 66 2/3% of all Bonds then outstanding, we will be permitted to use the collateral underlying Bonds that are retired, acquired, paid or surrendered by us as collateral for subsequently issued Bonds.

Replacement Fund

         The Mortgage requires that, on or before April 1 of each year, we deliver a replacement fund certificate and pay to the Mortgage Trustee for a replacement fund an amount equal to $198,000 plus 2% of the cost of all additions made to its depreciable public utility property during the period from October 1, 1947, to the end of the preceding calendar year, less 2% of the cost of all depreciable public utility property retired by it during such period. We may take as a credit against such payment 166 2/3% times the principal amount of Bonds which could then be issued on the basis of property additions and the principal amount of Bonds paid, acquired or retired by us, to the extent that the same have not been otherwise included in a prior Replacement Fund Certificate filed with the Mortgage Trustee. So long as any Bonds of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series, Twentieth Series or Twenty-First Series remain outstanding, we will satisfy our obligations under the replacement fund through the use of cash only if we have first used all available property additions and retired Bonds, and then only to the extent such amounts are not sufficient to satisfy such obligations. All money in the replacement fund shall, upon our request, be applied as described below under "Release and Substitution of Property" in the case of proceeds from the sale of released property. (Sections 5.19 and 6.07; 15th Supp., Section 3.2; 16th Supp., Section 3.2; 18th Supp., Section 3.2.; 19th Supp., Section 3.2.; 20th Supp., Section 3.2; 21st Supp., Section 3.2; 22nd Supp., Section 3.2; and 23rd Supp., Section 3.2)

Release and Substitution of Property

         Upon substitution of other property of equal value, we may dispose of, free from the lien of the Mortgage and without procuring a release therefrom, any machinery, tools, implements, fixtures, or equipment unsuitable or not required for the conduct of our business. (Section 6.03) Any property no longer necessary for the proper conduct of our business may be sold, exchanged or disposed of by us, and released from the lien of the Mortgage upon receipt by us of a consideration, which shall be paid or delivered to the Mortgage Trustee (unless required to be paid or delivered to the trustee of a prior lien), equal to at least the fair value thereof and which shall consist of

         *  money;

         * obligations of any federal, state, municipal or other governmental body or agency purchasing such property;

         * obligations maturing within 15 years, secured by a purchase money mortgage on such property and constituting not more than 60% of such consideration; and/or

         * property additions (not otherwise utilized under the Mortgage) which might have formed the basis for the authentication of additional Bonds. (Sections 6.04 and 6.05)

Property taken by eminent domain proceedings or under governmental power of purchase shall be released from the Mortgage and the proceeds of such taking or purchase shall be paid to the Trustee. (Section 6.08) Proceeds received by the condemnation or from the sale of property released from the Mortgage:

         * may be withdrawn by us upon compliance with the same conditions that would authorize the authentication of Bonds of an equal principal amount, except that no earnings condition shall be applicable and except that money may be withdrawn on the basis of property additions up to 100% of the cost or fair value (whichever is less) thereof after deducting the required amount on account of any prior lien obligations and without any deduction for the cost of property retired;

         * may be temporarily invested by the Mortgage Trustee in obligations of the United States; or

         *  may be applied to the purchase or redemption of Bonds;

provided that all such proceeds (including proceeds temporarily invested as aforesaid) not withdrawn or applied for five years after receipt by the Mortgage Trustee shall be applied to the purchase or redemption of Bonds. (Section 6.07) Proceeds of insurance on mortgaged property, except on losses of less than $10,000, are payable to the Mortgage Trustee and may be applied by it to reimburse us for the cost of repairing, renewing or replacing property damaged or destroyed or as above provided in the case of proceeds of the sale of property released from the Mortgage. (Section 5.12) No prior notice is required in connection with any releases or substitutions of property, but Section 8.03 contains provisions relating to the transmission by the Mortgage Trustee to Bondholders, from time to time, of reports of such releases or substitutions and the consideration received therefor.

Restrictions on Dividends

         So long as any Bonds of the Twenty-First Series shall remain outstanding, we will not declare or pay any dividend on any shares of our common stock (other than dividends payable in shares of our common stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to us), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 2001, would exceed the aggregate net income of South Jersey Gas available for dividends on our Common Stock earned after such date plus the sum of $69,000,000 (Section 3.1, 23rd Supp.). For the purposes of this restriction, "subsidiary" shall mean any corporation directly or indirectly controlled by or under common control with South Jersey Gas. For the purpose of calculating the requirements of this restriction, the net income of South Jersey Gas available for dividends on our common stock shall be determined in accordance with such system of accounts as may be prescribed by any governmental authority having jurisdiction in the premises or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that:

         * deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of South Jersey Gas or the amount required to be stated in item (1) of the Replacement Fund Certificate to be filed under the Mortgage with respect to the period ending at the close of such year, whichever is greater; and

         * no deduction or adjustment shall be made from gross income for or in respect of: (a) expenses in connection with the redemption or retirement of any securities issued by us, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of South Jersey Gas, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such redemption or retirement; (b) profits or losses from sales of capital assets or taxes in respect of such profits; (c) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 2002; (d) charges for the write-off of unamortized debt discount and expense carried on our books at December 31, 2001; or (e) charges for the write-off or write-down of the amount at which any of our property was carried on our books at December 31, 2001, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation or order of, any governmental authority having jurisdiction in the premises and shall not be required by such authority to be charged against earning accumulated after December 31, 2001. (Section 3.1, 23rd Supp.)

Redemption

         The Pledged Bonds shall be subject to redemption, either as a whole or in part, from time to time upon payment of the principal amount thereof through the application of proceeds available under the Mortgage from the condemnation of property subject to the lien of the Mortgage or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) of condemnation of such property together with accrued interest to the date fixed for redemption in accordance with the terms of the Mortgage, which provides that if less than all Bonds of all Series are redeemed, then proceeds from the sale of such property will be applied to the redemption of all Bonds, including the Pledged Bonds, on a pro rata basis based on the amount of the Bonds then outstanding. (Section 1.7, 23rd Supp.)

Consolidation, Merger or Sale

         Subject to the approval of the New Jersey Board of Public Utilities, the Mortgage does not prevent our consolidation or merger with or into any other corporation or a conveyance and transfer of all of our property and franchises to any other corporation if:

         * the consolidation, merger or conveyance and transfer is subject to the continuing lien of the Mortgage on the mortgaged property and will not impair the lien or any of the rights or powers of the Trustee or Bondholders;

         * the corporation formed by the consolidation or into which we are merged or which acquires the mortgaged property assumes and agrees in writing to pay the Bondholders the principal of and interest on all the Bonds, as and when due;

         * any such successor corporation executes and delivers a supplemental indenture which contains, among other things: (a) an agreement to perform all of our obligations under the Mortgage; (b) a stipulation that such consolidation, merger or conveyance and transfer is not a waiver or release of any rights or powers of the Mortgage Trustee or the Bondholders; (c) a grant confirming the lien of the Mortgage Trustee upon the mortgaged property; and (d) a grant to the Mortgage Trustee subjecting to the lien of the Mortgage property additions to be used in the future and certain after-acquired property; and

         * the Mortgage Trustee shall have consented to the consolidation, merger or conveyance and transfer, which consent the Mortgage Trustee is required to give upon receiving an opinion of counsel that the foregoing conditions in the Mortgage have been satisfied, unless in the Mortgage Trustee's opinion the transaction would be prejudicial to the interests of the Bondholders. (Section 7.01)

Modifications of Mortgage

         With the written consent of the holders of 66 2/3% in principal amount of the Bonds outstanding, any of the provisions of the Mortgage or of the Bonds may be altered, amended or eliminated, or additional provisions added. If such change pertains only to the Bonds of one or more series but less than all series, only the written consent of the holders of 66 2/3% in principal amount of the then outstanding Bonds of each series to which such change pertains is needed. However, no such change may

         * alter or modify the right (expressed in Section 9.16) of any Bondholder to receive payment of the principal of and interest on his Bonds on or after the respective due dates thereof;

         * change any of the provisions of any Bond with respect to the time, terms, manner, or amount of any payment of the principal thereof or interest thereon without the consent of the holder of such Bonds; or

         * reduce the percentage of Bondholders whose consent shall be required for the execution of any subsequent supplemental indenture.

The consent of the Board of Public Utilities may be required before certain of the above actions may be taken. (Section 10.02) Certain other modifications and amendments described in the Mortgage may be made without the consent of the Bondholders. (Section 10.01)

Percentage of Bondholders Required to Take Certain Action

         Upon the occurrence of an event of default under the Mortgage, the Mortgage Trustee or the holders of 25% in principal amount of the Bonds then outstanding may by written declaration accelerate the maturity of the principal of all the Bonds (Section 9.03); but if we shall cure all events of default under the Mortgage, the holders of a majority in principal amount of the Bonds then outstanding may rescind, or require the Mortgage Trustee to rescind, such acceleration. (Section 9.13) The holders of 66 2/3% in principal amount of the Bonds then outstanding may waive any past default under the Mortgage and its consequences, except a default in the payment of principal of or interest on any of the Bonds. (Section 9.13) No Bondholder may enforce the lien of the Mortgage unless the holders of 25% in principal amount of the Bonds then outstanding have requested the Mortgage Trustee to do so and have offered to indemnify it against expenses and liabilities in connection therewith, and unless the Mortgage Trustee has failed to take such action within 60 days. (Section 9.15) The holders of a majority in principal amount of the Bonds then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on it, unless such action would be contrary to law or the provisions of the Mortgage or would, in the opinion of the Mortgage Trustee, be unjustly prejudicial to the other Bondholders. (Section 9.18)

         For the purpose of computing the percentage of holders of Bonds requisite for the taking of any action permitted under the Mortgage (including the modification of the Mortgage), the calculation will be on the basis of the principal amount of all Bonds outstanding exclusive of Bonds held by us, and all Bonds known to the Mortgage Trustee to be held by us or any person controlling or controlled by or under common control with us shall be disregarded.
(Article I)

Defaults and Notice Thereof

         The following constitute events of default under the Mortgage:

         * defaults in the payment of principal of any Bond or prior lien obligation;

         * default for 60 days in the payment of interest on any Bond or any prior lien obligations, or in the payment of any sinking, replacement, purchase or analogous fund;

         * default for 60 days after notice in the performance of any other covenant in the Mortgage;

         * default occurs in observing or performing any covenant or condition in any mortgage constituting a prior lien on mortgaged property and the mortgagee or trustee thereunder institutes proceedings to invoke rights or remedies available by reason of such default; and

         * certain events of bankruptcy, insolvency or reorganization. (Section 9.02)

The 15th, 16th, 18th, 19th, 20th, 21st, 22nd and 23rd Supplements provide that the following also constitute events of default under the Mortgage:

         * default in the payment of principal of any Bond of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series, Twentieth Series or Twenty-First Series, respectively, at maturity or upon redemption pursuant to the provisions of any sinking, replacement, purchase or analogous fund or pursuant to any optional or other redemption or otherwise; provided if payment is made by wire transfer reasonably expected to be effective on such due date, which transfer is not credited to the Bondholder's account on such date, default shall not occur until after five days following the due date; and

         * default for ten days in the payment of interest on any Bond of the Fourteenth Series, Fifteenth Series, Sixteenth Series, Seventeenth Series, Eighteenth Series, Nineteenth Series, Twentieth Series or Twenty-First Series, respectively (15th Supp., Section 6.1; 16th Supp., Section 6.1; 18th Supp., Section 6.1; 19th Supp., Section 6.1; 20th Supp., Section 7.1; 21st Supp., Section 7.1, 22nd Supp.,
            Section 7.1 and 23rd Supp., Section 7.1).

         The 15th, 16th, 18th, 19th, 20th, 21st, 22nd and 23rd Supplements also provide that it shall be an event of default under the Mortgage if we shall default in the performance of or compliance with any covenant, condition or term in the Mortgage or the 15th, 16th, 18th, 19th, 20th, 21st, 22nd or 23rd Supplements, respectively, and such default shall continue for 30 days after we shall have knowledge thereof. Within 90 days after the occurrence thereof, the Mortgage Trustee shall give notice of any defaults to the Bondholders, provided that in the case of default in the payment of principal of or interest on any Bond or of any sinking fund or purchase fund installment, the Mortgage Trustee is not required to give notice to the Bondholders of any default under the Mortgage if the Mortgage Trustee in good faith determines that the withholding of such notice is in the interest of the Bondholders. (Section 11.05) Periodic evidence of compliance with certain provisions of the Mortgage is required to be submitted to the Mortgage Trustee. (Sections 5.09, 5.12, 5.18 and 5.19) The Mortgage Trustee, subject to its duty to use the same degree of care and skill as a prudent man would use in the conduct of his own affairs, before proceeding to enforce the lien of the Mortgage, is entitled to be indemnified to its satisfaction against all its prospective costs, expenses, and liability in connection therewith. (Sections 11.01 and 11.02)

Discharge and Satisfaction

         Whenever all amounts due or to become due on all outstanding Bonds issued under the Mortgage shall have been paid or provision for the payment thereof shall have been made (as such provision for payment is defined below) and all amounts payable by us to the Mortgage Trustee under the Mortgage shall have been paid, the Mortgage Trustee shall, upon our request and at our expense, satisfy or discharge the Mortgage of record wherever recorded and convey, transfer, assign and deliver the mortgaged property to or upon the order of South Jersey Gas, and all the title, estate, rights and powers of the Mortgage Trustee shall forthwith cease and the mortgaged property shall revert to us, and all responsibility of the Mortgage Trustee and all of our obligations under the Mortgage (except as expressly provided therein) shall then cease. (Section 12.01).

         "Provision for payment of a Bond" shall be deemed to have been made if:

         * when the principal of such Bond shall have become due and payable, whether by maturity, call for redemption, declaration, or otherwise, all amounts due thereon shall have been paid or shall have been deposited in trust with and shall be held by the Mortgage Trustee for the account of the holder thereof; or

         * at any time in advance of the maturity thereof, we (a) shall have either (1) deposited with the Mortgage Trustee in trust all amounts to become due thereon up to and upon the maturity date thereof or
            (2) duly called such Bond for redemption on a date specified, in accordance with the provisions of the Mortgage, given all notices required to make such call effective or made provision satisfactory to the Mortgage Trustee for giving all such notices, and deposited with the Mortgage Trustee in trust all amounts to become due upon such Bond up to and upon such redemption date, and (b) shall have irrevocably authorized the Mortgage Trustee forthwith to pay to the holder thereof, out of the funds so deposited with it, all amounts so to become due on such Bond up to and upon the maturity date or the redemption date, as the case may be, such payment to be made upon such Bond whenever the same shall be presented for that purpose without awaiting the maturity date or the redemption date, and shall have given at least one notice by publication of such deposit and authorization or shall have made provision satisfactory to the Mortgage Trustee for giving such notice. (Article I)

                              PLAN OF DISTRIBUTION

         The Notes are being offered on a continuing basis by us through agents. The prospectus supplement will identify those agents and will describe the plan of distribution, including commissions to be paid. It is anticipated that the agents will agree to use reasonable efforts to solicit purchases of the Notes. The Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it in whole or in part. Unless otherwise specified in a prospectus supplement, we will pay a commission to an agent, depending upon the length of maturity of the Notes then being offered, ranging from 0.15% to 0.75% of the principal amount of any Notes sold through such agent.

         Unless otherwise specified in the applicable prospectus supplement, any Notes sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. Such Note may be resold by an agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the commission and the discount may be changed.

         We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part placed through an agent.

         Unless otherwise specified in an applicable prospectus supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

         No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each agent may from time to time purchase and sell Notes in the secondary market, but no agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the Notes but are not obligated to do so and may discontinue such market-making activity at any time.

         In connection with certain offerings of the Notes, the agents may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which create a short position for the agents. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Those activities, if commenced, may be discontinued at any time.

         Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Notes. In addition, neither we nor any of the agents make any representation that they will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the agents may be required to make in respect thereof. In addition, we have agreed to reimburse the agents for certain expenses related to the offering made hereby.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Cozen O'Connor, Philadelphia, Pennsylvania, and for the agents by Chapman and Cutler, Chicago, Illinois.

                                     EXPERTS

         The financial statements and the related financial statement schedules included in our Annual Report on Form 10-K incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee.......................................$13,800
         Legal Fees and Expenses....................................200,000
         Accounting Fees and Expenses...............................110,000
         Rating Agency Fees.........................................105,000
         Printing...................................................150,000
         Miscellaneous (including Blue Sky Fees and Expenses)........21,200
                                                                   --------
         Total.....................................................$600,000
                                                                   --------

         Each amount set forth above, except for the SEC registration fee, is estimated.

Item 15.  Indemnification of Directors and Officers.

         Under Section 14A:3-5 of the New Jersey Business Corporation Act, South Jersey Gas:

            (1) has the power to indemnify each director and officer of South Jersey Gas (as well our employees and agents) against expenses and liabilities in connection with any proceeding involving him or her by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of South Jersey Gas, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) has the power to indemnify each director and officer of South Jersey Gas against expenses in connection with any proceeding by or in the right of South Jersey Gas to procure a judgment in our favor which involves such director or officer by reason of his or her being or having been a director or officer if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to South Jersey Gas, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he or she has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) has the power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director or officer, whether or not we would have the power to indemnify him or her against such expenses and liabilities under the statute.

         As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

         Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

         Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, bylaws, or otherwise.

         Article VII of our Bylaws provides, in pertinent part, as follows:

                  (1) we shall indemnify any corporate agent against his or her expenses and liabilities in connection with any proceedings involving the corporate agent by reason of his or her being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute; and for this purpose our board of directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the board so directs or if the board is not empowered by statute to make such determination;

                  (2) to the extent that the power to do so has been or may be granted by statute, we shall pay expenses incurred by a corporate agent in connection with a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such corporate agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided by statute;

                  (3) the indemnification provided in our Bylaws shall not be exclusive of any other rights to which a corporate agent may be entitled, both as to any action in his or her official capacity or as to any action in another capacity while holding such office, and shall inure to the benefits of the heirs, executors, or administrators of any such corporate agent; and

                  (4) our board of directors shall have the power to (a) purchase and maintain, at our expense, insurance on our behalf and on behalf of others to the extent that power to do so has been or may be granted by statute and (b) give other indemnification to the extent permitted by law.

         We maintain and pay all premiums on directors and officers liability insurance policies with a primary liability limit of $35,000,000.

Item 16.  Exhibits.

         Exhibit
         Number                             Description

           1                        Form of Distribution Agreement.
           4(a)(i)                  Indenture of Trust dated as of October 1,
                                    1998 between South Jersey Gas and The Bank
                                    of New York (incorporated by reference from
                                    exhibit 4(e) of Form S-3 of South Jersey Gas
                                    (333-62019)).
           4(a)(ii)                 First Supplement to Indenture of Trust dated
                                    as of June 29, 2000 (incorporated by
                                    reference from exhibit 4.1 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(a)(iii)                Second Supplement to Indenture of Trust
                                    dated as of July 5, 2000 (incorporated by
                                    reference from exhibit 4.2 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(a)(iv)                 Third Supplement to Indenture of Trust dated
                                    as of July 9, 2001 (incorporated by
                                    reference from exhibit 4.3 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(b)(i)                  First Mortgage Indenture dated October 1,
                                    1947 (incorporated by reference from Exhibit
                                    4(b)(i) of Form 10-K of South Jersey
                                    Industries, Inc. for the year ended December
                                    31, 1987).
           4(b)(ii)                 Twelfth Supplemental Indenture dated as of
                                    June 1, 1980 (incorporated by reference from
                                    Exhibit 5(b) of Form S-7 of South Jersey
                                    Industries, Inc.).
           4(b)(iii)                Sixteenth Supplemental Indenture dated as of
                                    April 1, 1989 (incorporated by reference
                                    from Exhibit 4(b)(xv) of Form 10-Q of South
                                    Jersey Industries, Inc. for the quarter
                                    ended March 31, 1988).
           4(b)(iv)                 Seventeenth Supplemental Indenture dated as
                                    of May 1, 1989 (incorporated by reference
                                    from Exhibit 4(b)(xv) of Form 10-K of South
                                    Jersey Industries, Inc. for the year ended
                                    December 31, 1989).
           4(b)(v)                  Eighteenth Supplemental Indenture dated as
                                    of Mach 1, 1990 (incorporated by reference
                                    from Exhibit 4(e) of Form S-3 of South
                                    Jersey Gas (33-36581)).
           4(b)(vi)                 Nineteenth Supplemental Indenture dated as
                                    of April 1, 1992 (incorporated by reference
                                    from Exhibit 4(b)(xvii) of Form 10-K of
                                    South Jersey Industries, Inc. for the year
                                    ended December 31, 1992).
           4(b)(vii)                Twentieth Supplemental Indenture dated as of
                                    June 1, 1993 (incorporated by reference from
                                    Exhibit 4(b)(xviii) of Form10-K of South
                                    Jersey Industries, Inc. for the year ended
                                    December 31, 1993).
           4(b)(viii)               Twenty-First Supplemental Indenture dated as
                                    of March 1, 1997 (incorporated by reference from Exhibit 4(b)(xviv) of Form 10-K of
                                    South Jersey Industries, Inc. for the year ended December 31, 1997).

           4(b)(ix)                 Twenty-Second Supplemental Indenture dated
                                    as of October 1, 1998 (incorporated by
                                    reference from exhibit 4(b)(ix) of Form S-3
                                    of South Jersey Gas (333-62019)).
           4(b)(x)                  Form of Twenty-Third Supplemental Indenture.
           5                        Opinion of Cozen O'Connor.
           12                       Statement regarding computation of earnings
                                    to fixed charges.
           23(a)                    Consent of Deloitte & Touche LLP.
           23(b)                    Consent of Cozen O'Connor (included in
                                    Exhibit 5).
           24                       Power of Attorney (included on the signature
                                    page hereto).
           25                       Statement of Eligibility of Trustee on Form
                                    T-1 under the Trust Indenture Act of 1939
                                    (incorporated by reference from Exhibit
                                    25(a) of Form S-3 of South Jersey Gas
                                    (333-62019)).

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, South Jersey Gas Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Folsom, New Jersey, on the 20th day of August, 2002.

                              SOUTH JERSEY GAS COMPANY


                              By: /s/ Charles Biscieglia
                              -------------------------------------------------
                                  Charles Biscieglia
                                  President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Biscieglia and David A. Kindlick his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            Name                         Capacity                      Date



/s/ Charles Biscieglia          Director, President and Chief    August 20, 2002
-----------------------------   Executive Officer (principal
Charles Biscieglia                   executive officer)



/s/ David A. Kindlick           Executive Vice President and     August 20, 2002
-----------------------------     Chief Financial Officer
David A. Kindlick                 (principal financial and
                                     accounting officer)

/s/ Shirli M. Billings                   Director                August 20, 2002
-----------------------------
Shirli M. Billings



/s/ Sheila Hartnett-Devlin               Director                August 20, 2002
-----------------------------
Sheila Hartnett-Devlin



/s/ Clarence D. McCormick                Director                August 20, 2002
-----------------------------
Clarence D. McCormick



/s/ Frederick R. Raring                  Director                August 20, 2002
-----------------------------
Frederick R. Raring



/s/ William J. Hughes                    Director                August 20, 2002
-----------------------------
William J. Hughes

                                  EXHIBIT INDEX

         Exhibit
         Number                             Description

           1                        Form of Distribution Agreement
           4(a)(i)                  Indenture of Trust dated as of October 1,
                                    1998 between South Jersey Gas and The Bank
                                    of New York (incorporated by reference from
                                    exhibit 4(e) of Form S-3 of South Jersey Gas
                                    (333-62019)).
           4(a)(ii)                 First Supplement to Indenture of Trust dated
                                    as of June 29, 2000 (incorporated by
                                    reference from exhibit 4.1 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(a)(iii)                Second Supplement to Indenture of Trust
                                    dated as of July 5, 2000 (incorporated by
                                    reference from exhibit 4.2 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(a)(iv)                 Third Supplement to Indenture of Trust dated
                                    as of July 9, 2001 (incorporated by
                                    reference from exhibit 4.3 of Form 8-K of
                                    South Jersey Gas dated July 12, 2001).
           4(b)(i)                  First Mortgage Indenture dated October 1,
                                    1947 (incorporated by reference from Exhibit
                                    4(b)(i) of Form 10-K of South Jersey
                                    Industries, Inc. for the year ended December
                                    31, 1987).
           4(b)(ii)                 Twelfth Supplemental Indenture dated as of
                                    June 1, 1980 (incorporated by reference from
                                    Exhibit 5(b) of Form S-7 of South Jersey
                                    Industries, Inc.).
           4(b)(iii)                Sixteenth Supplemental Indenture dated as of
                                    April 1, 1989 (incorporated by reference
                                    from Exhibit 4(b)(xv) of Form 10-Q of South
                                    Jersey Industries, Inc. for the quarter
                                    ended March 31, 1988).
           4(b)(iv)                 Seventeenth Supplemental Indenture dated as
                                    of May 1, 1989 (incorporated by reference
                                    from Exhibit 4(b)(xv) of Form 10-K of South
                                    Jersey Industries, Inc. for the year ended
                                    December 31, 1989).
           4(b)(v)                  Eighteenth Supplemental Indenture dated as
                                    of Mach 1, 1990 (incorporated by reference
                                    from Exhibit 4(e) of Form S-3 of South
                                    Jersey Gas (33-36581)).
           4(b)(vi)                 Nineteenth Supplemental Indenture dated as
                                    of April 1, 1992 (incorporated by reference
                                    from Exhibit 4(b)(xvii) of Form 10-K of
                                    South Jersey Industries, Inc. for the year
                                    ended December 31, 1992).
           4(b)(vii)                Twentieth Supplemental Indenture dated as of
                                    June 1, 1993 (incorporated by reference from
                                    Exhibit 4(b)(xviii) of Form10-K of South
                                    Jersey Industries, Inc. for the year ended
                                    December 31, 1993).

                                     - page -


            4(b)(viii)              Twenty-First Supplemental Indenture dated as
                                    of March 1, 1997 (incorporated by reference
                                    from Exhibit 4(b)(xviv) of Form 10-K of
                                    South Jersey Industries, Inc. for the year
                                    ended December 31, 1997).
           4(b)(ix)                 Twenty-Second Supplemental Indenture dated
                                    as of October 1, 1998 (incorporated by
                                    reference from exhibit 4(b)(ix) of Form S-3
                                    of South Jersey Gas (333-62019)).
           4(b)(x)                  Form of Twenty-Third Supplemental Indenture.
           5                        Opinion of Cozen O'Connor.
           12                       Statement regarding computation of earnings
                                    to fixed charges.
           23(a)                    Consent of Deloitte & Touche LLP.
           23(b)                    Consent of Cozen O'Connor (included in
                                    Exhibit 5).
           24                       Power of Attorney (included on the signature
                                    page hereto).
           25                       Statement of Eligibility of Trustee on
                                    Form T-1 under the Trust Indenture Act
                                    of 1939 (incorporated by reference from
                                    Exhibit 25(a) of Form S-3 of South
                                    Jersey Gas (333-62019)).



                                     - page -